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                                                                EXHIBIT 99.11(b)








                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A (1933 Act File No. 2-95103) of EV Traditional Worldwide Health Sciences Fund, Inc. (formerly Medical Research Investment Fund, Inc.) of our report dated June 21, 1996, relating to Global Health Sciences Portfolio (now named Worldwide Health Sciences Portfolio) appearing in the Statement of Additional Information which is part of such Registration Statement.

                                     /s/ Coopers & Lybrand Chartered Accountants
                                     -------------------------------------------
                                         COOPERS & LYBRAND
                                           CHARTERED ACCOUNTANTS

November 21, 1996
Toronto, Canada